Exhibit 10.4

July 14, 2026

AMENDEND AND RESTATED SUBORDINATION AGREEMENT
(GEÄNDERTE UND NEUGEFASSTE RANGRÜCKTRITTSVEREINBARUNG)

by and between

1.	Christian Schmid, resident of Germany with business address Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany,

- "Subordinated Creditor 1"-

2.	SCHMID Group N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Kingdom of the Netherlands with registered office at Robert-Bosch-Straße 32-36, 72250 Freudenstadt, registered with the chamber of commerce of Amsterdam under KVK 89188276,

- "Subordinated Creditor 2"-

3.	Schmid Grundstücke GmbH & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany with registered office at Robert-Bosch-Straße 32-36, 72250 Freudenstadt, registered in the commercial register of the local court of Stuttgart under HRA 726509,

- "Subordinated Creditor 3"-

4.	Schmid Verwaltungs GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany with registered office at Robert-Bosch-Straße 32-36, 72250 Freudenstadt, registered in the commercial register of the local court of Stuttgart under HRB 731113,

- "Subordinated Creditor 4"-

- Subordinated Creditors 1 to 4 are collectively referred to as the "Subordinated Creditors" -

5.	Anette Schmid, resident of Germany with business address Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany,

- "Former Subordinated Creditor"-

6.	Gebr. Schmid GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany with registered office at Robert-Bosch-Straße 32-36, 72250 Freudenstadt, registered in the commercial register of the local court of Stuttgart under HRB 738354

- "Company"-

7.	Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801,

- "Trustee" -

8.	Linden Capital L.P., 590 Madison Avenue, 32nd Floor, NY, NY 10022, on behalf of certain advised or managed funds and accounts

- "Purchaser 1"-

9.	Crown Managed Accounts SPC, 590 Madison Avenue, 32nd Floor, NY, NY 10022, acting for and on behalf of Crown/Linden Segregated Portfolio

- "Purchaser 2"-

10.	PCH Manager Fund, SPC, 590 Madison Avenue, 32nd Floor, NY, NY 10022, on behalf of and for the account of Segregated Portfolio 214

- "Purchaser 3"-

- Purchasers 1 to 3 are collectively referred to as the "Purchasers"-

- Subordinated Creditors, Former Subordinated Creditor, Company, Trustee, and Purchasers are collectively referred to as the "Parties"-

Recitals

(A)	The Company's shareholder, SCHMID GROUP N.V., a Dutch public limited liability company ("Shareholder"), has authorized the issuance of its 7.000% Convertible Senior PIK Toggle Notes due 2028 (the "2028 Notes") in the nominal amount of USD 30,000,000.00.

(B)	The Purchasers agreed to purchase the 2028 Notes under that certain Investment Agreement by and among Shareholder, the Company and the Purchasers signatory thereto, dated as of January 18, 2026.

(C)	The Company, the Shareholder and the Trustee signed an indenture on January 21, 2026 ("January 2026 Indenture").

(D)	Under Section 13.01 (a) of the January 2026 Indenture, the Company and other guarantors guaranteed, subject to Article 13 of the January 2026 Indenture, fully unconditionally and irrevocably, jointly and severally, as primary obligor and not merely as surety, to each Holder (as such term is defined in the January 2026 Indenture) of the 2028 Notes and to the Trustee the full and punctual payment or delivery of the principal amount of the 2028 Notes, any amounts due upon conversion, and all other obligations of the Shareholder under the January 2026 Indenture and the 2028 Notes (the "Obligations") to the Trustee and to the Holders, and each guarantor further agreed (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article 13 of the January 2026 Indenture notwithstanding any extension or renewal of any Obligation ("2028 Notes Guarantee").

(E)	Exhibit B to the January 2026 Indenture contains limitations on the enforcement of the 2028 Notes Guarantee that apply to the Company and other German guarantors. Under Clause (ii) (C) of the Net Assets definition in Exhibit B to the January 2026 Indenture, the limitation's scope depends in part on the amount of subordinated loans and other liabilities.

(F)	The Subordinated Creditors 1, 3 and 4, the Former Subordinated Creditor, the Company, the Trustee, and the Purchasers signed a subordination agreement on January 21, 2026 to subordinate certain obligations ("January 2026 Subordination Agreement").

(G)	The Shareholder, the Company and the Purchasers signatory thereto, signed another investment agreement on July 7, 2026 in relation to the purchase of 5.000% Convertible Senior PIK Toggle Notes due 2029 in the nominal amount of USD 20,000,000.00 ("July 2026 Investment Agreement").

(H)	Under Section 2.02 (d) (ix) of the July 2026 Investment Agreement, the Subordinated Creditors shall have executed a subordination agreement in relation the shareholder loans and property loans made to the Company ("July 2026 Subordination Agreement").

(I)	Under Section 2.02 (d) (x) of the July 2026 Investment Agreement, the Subordinated Creditors shall have executed an amended and restated version of the January 2026 Subordination Agreement which in its substantive terms is equivalent to the July 2026 Subordination Agreement.

Now, therefore, the Parties agree as follows:

1.             Amendment and Restatement of the January 2026 Subordination Agreement

This agreement (the “Agreement”) amends and restates the January 2026 Subordination Agreement. With its execution it supersedes and replaces the entire January 2026 Subordination Agreement.

2.             Outstanding debt

The Company owes the Subordinated Creditors certain amounts under the following obligations (the "Loans"):

Contract/Date	Subordinated Creditor	Nominal amount in EUR outstanding on July 7, 2026
Property loan dated December 31, 2024 (the "Exempted Loan I")	Schmid Grundstücke GmbH & Co. KG	3,000,000
Property loan dated December 31, 2024	Schmid Grundstücke GmbH & Co. KG	6,000,000
Property loan dated November 18, 2018 (the "Exempted Loan II" and together with Exempted Loan I, the "Exempted Loans")	U. Wein	1,623,892
Property loan dated July 3, 2025	Schmid Grundstücke GmbH & Co. KG	65,434
Current account property loan dated December 31, 2024	Schmid Grundstücke GmbH & Co. KG	424,728
Property loan dated July 9, 2025 (the "Partly Exempted Loan")	Schmid Verwaltungs GmbH	2,050,408
Loan agreement dated January 15, 2021	Christian Schmid	2,816,417
Debt assumption agreement dated April 24, 2026	Schmid Group N.V.	13,850,000
Debt assumption agreement dated April 24, 2026	Schmid Group N.V.	8,000,000
Debt assumption agreement dated April 24, 2026	Schmid Group N.V.	2,400,000
Debt assumption agreement dated April 24, 2026	Schmid Group N.V.	6,500,000

3.             Subordination

3.1.	With effect from the signing of this Agreement, the Subordinated Creditors subordinate any claims (including interest and costs) they may have against the Company under or in connection with the Loans stated above, now or in the future, conditionally or unconditionally, independent from their cause in law and the governing law of the underlying contract, except for the Exempted Loans (the "Subordinated Claims"), to any and all claims the Holders and the Trustee might now or in the future have against the Company under the 2028 Notes Guarantee.

3.2.	Except as permitted under Clause 5 of this Agreement, the Subordinated Creditors are obligated, until the final and complete satisfaction of all claims of the Holders and the Trustee against the Company under the January 2026 Indenture, including the 2028 Notes Guarantee under Article 13 of the January 2026 Indenture, and the 2028 Notes ("2028 Note Documentation") not to collect any of their Subordinated Claims, in particular not to accept any payment with regard to the Subordinated Claims; not to exercise any right to set-off with any of the Subordinated Claims against the Company; not to dispose of the Subordinated Claims, in particular not to terminate or waive them, not to assign or pledge them to third parties unless such third parties have acceded to this Agreement nor to bring them into circulation by virtue of bills of exchange and not to have them secured; not to subordinate the Subordinated Claims to any claims of a third party (other than the Holders and the Trustee); and not to accept any security or guarantee, or allow such security or guarantee to come into existence or subsist with respect to the Subordinated Claims, provided that a conversion of any of the Loans (or any part of any of the Loans) into the equity (Eigenkapital) of the Company shall be permitted.

4.             Company's undertakings

Notwithstanding Clause 5 of this Agreement (Permitted payments) and except as otherwise provided by the 2028 Note Documentation, the Company is obligated towards the Holders and the Trustee not to make any payments on the Subordinated Claims, not to discharge any obligation arising out of the Subordinated Claims in any other way, not to allow any disposition in relation to the Subordinated Claims that would contravene any obligation of the Subordinated Creditors hereunder and not to exercise any right of set-off in relation to potential claims it might have against the Subordinated Creditors until the complete and final satisfaction of any and all claims of the Holders and the Trustee against the Company under or in connection with the 2028 Note Documentation.

5.             Permitted payments

5.1.	Contrary to Clause 3.2 and Clause 4 above, until an Event of Default has occurred as defined in the January 2026 Indenture, the Company is entitled (i) to make payments in relation to agreed interest payable in relation to the Subordinated Claims and (ii) to repay the Loans provided that the Company has generated free cashflow generated from operations of over EUR 15 million in the twelve (12) preceding months before repayment of the Loans. The Subordinated Creditors are entitled to receive such payments.

5.2	Notwithstanding Clause 5.1 of this Agreement, the Company is entitled to make payments in relation to the Partly Exempted Loan of up to EUR 800,000. Schmid Verwaltungs GmbH is entitled to receive such payments.

6.             Duration

This Agreement remains in full force and effect until the complete and final satisfaction of all claims of the Holders and the Trustee under and in connection with the 2028 Note Documentation.

7.             Direction to the Trustee

7.1	By their execution hereof, the Purchasers represent to the Trustee that they constitute the Holders of all outstanding 2028 Notes and that they authorize and direct the Trustee to enter into and execute this Agreement.

8.             Final provisions

8.1.	This Agreement is governed by German law.

8.2	Amendments to this Agreement and the waiver of a right arising from this Agreement must be executed by all Parties hereto to be effective and must expressly refer to this Agreement, unless a stricter form is required by law. This shall also apply to amendments to or the waiver of this written form requirement.

8.3	If any provision of this Agreement is or becomes invalid or unenforceable in whole or in part, this shall not affect the validity of the remaining provisions of this Agreement. The invalid or unenforceable provisions shall be replaced by an appropriate provision which - as far as legally possible - comes as close as possible to what the Parties intended economically or would have intended according to the purpose of the 2028 Note Documentation if they had considered the unenforceability or invalidity when concluding this Agreement. The same shall apply to the filling of any gaps in this Agreement.

SIGNATURE PAGE 1 OF 3 OF AMENDEND AND RESTATED SUBORDINATION AGREEMENT
[For this page, please replicate the signatures on the Subordination Agreement]
Christian Schmid

Place, date:

Signature:

SCHMID Group N.V.

Represented by:

Place, date:

Signature:

Schmid Grundstücke GmbH & Co. KG

Represented by:

Place, date:

Signature:

SIGNATURE PAGE 2 OF 3 OF AMENDEND AND RESTATED SUBORDINATION AGREEMENT

Schmid Verwaltungs GmbH

Represented by:	Christian Schmid

Place, date:	Freudenstadt, 13.7.2026

Signature:	/s/

Anette Schmid

Place, date:	Freudenstadt, 13.7.2026

Signature:	/s/

Gebr. Schmid GmbH

Represented by:	Julia Nattarer, CFO

Place, date:	Freudenstadt, 13.7.2026

Signature:	/s/

Wilmington Savings Fund Society, FSB

Represented by:	Anita Woolery

Place, date:	7/14/26

Signature:	/s/

SIGNATURE PAGE 3 OF 3 OF AMENDEND AND RESTATED SUBORDINATION AGREEMENT

Linden Capital L.P., on behalf of certain advised or managed funds and accounts

Represented by:	Saul Ahn

Place, date:	New York, NY July 14, 2026

Signature:	/s/

Crown Managed Accounts SPC, acting for and on behalf of Crown/Linden Segregated Portfolio

Represented by:	Linden Advisors LP Saul Ahn

Place, date:	New York, NY July 14, 2026

Signature:	/s/

PCH Manager Fund, SPC, on behalf of and for the account of Segregated Portfolio 214

Represented by:	Linden Advisors LP Saul Ahn

Place, date:	New York, NY July 14, 2026

Signature:	/s/